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                                                                      Exhibit 23


 COOPERS                                COOPERS & LYBRAND L.L.P.
 & LYBRAND                              A professional services firm



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of The BISYS Group, Inc. on Forms S-8 (File Nos. 33-91666, 33-91676, and 333-02966) and in the Registration Statements of The BISYS Group, Inc. on Form S-3 (File Nos. 33-98894 and 333-16813) of our report dated August 15, 1997 on our audits of the consolidated financial statements of The BISYS Group, Inc. and subsidiaries as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.


New York, New York
September 16, 1997